Exhibit 99.1

Reliant Bancorp, Inc. Reports Record Results for Second Quarter 2019

$0.38 Diluted EPS, up 11.8% YoY (Adjusted 2018 EPS)

3.57% NIM / 0.96% ROAA / 8.0% ROAE / $19.11 BVPS

16.0% Loan Growth (Annualized) / $150MM New Loan Production

10.5% ROATCE / 8.7% Annualized Increase in TBVPS

BRENTWOOD, Tenn.--July 23, 2019--Reliant Bancorp, Inc. (“Reliant Bancorp” or the “Company”) (Nasdaq: RBNC), the parent company for Reliant Bank (“Reliant” or the “Bank”), reported net income of $4.2 million and $0.38 per diluted common share for the second quarter of 2019, compared to $2.1 million and $0.19 per diluted common share for the second quarter of 2018, or $3.9 million and $0.34 per diluted common share when second quarter of 2018 results are adjusted for merger-related expense and accretion (non-GAAP).

“We are very pleased to report record results for our Company in the second quarter.  Earnings were primarily driven by strong revenue growth, good expense control, and superior asset quality.  Our team produced at a high level, and we achieved growth in all of our key markets. Loan production of $150.0 million was 29% higher than the first quarter, and both new C&I and construction loans were particularly strong, a reflection of the confidence our customers have in the Nashville and Chattanooga economies," stated DeVan Ard, Jr., Chairman, President & CEO of the Company.

"Additionally, we made progress improving our asset mix and accelerated the pace of our share repurchase program,” continued Ard.

Quarterly Highlights

Consistent Double-Digit, Organic Loan Growth Driving Revenue Growth and Improving Asset Mix

Loans Held for Investment increased by $50.5 million, 16.0% annualized, quarter-over-quarter and $170.2 million, or 14.9% year-over-year, to $1.3 billion.  New loan production totaled $150.0 million at a 5.54% weighted average rate ("WAR").  Construction and C&I loans accounted for $62.9 million and $36.6 million, respectively, for the second quarter of 2019's loan production.  The Company partially funded loan growth through a $25.5 million reduction of the bond portfolio.  At June 30, 2019, Loans Held for Investment comprised 73.2% of assets, up from 68.8% at June 30, 2018.

Ard stated, "Our bankers' ability to consistently generate high-quality, organic loan growth has improved our asset mix over the past year increasing Loans Held for Investment to 73.2% of assets at June 30, 2019, up from 68.8% at June 30, 2018.  We expect this trend to continue."

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Reliant Bancorp, Inc. Reports Record Second Quarter 2019 Results

Optimizing Funding Mix Remains a Priority

Deposits increased by $39.0 million, 10.3% annualized, quarter-over-quarter and $216.0 million, or 16.2% year-over-year, to $1.6 billion.  Our cost of funds increased 8 basis points quarter-over-quarter and represented the largest factor contributing to the overall 6 basis points reduction in net interest margin.  Average retail and wholesale deposit costs increased during the second quarter of 2019 reflecting the macro and local rate environment; however, late in the second quarter of 2019, brokered deposit offering rates began to decline.  To take advantage of this trend, we reduced the State of Tennessee CD portfolio by $39.5 million at a weighted average cost ("WAC") of 2.35% and the wholesale money market deposit portfolio by $20.1 million at a WAC of 2.67% and replaced those funds with short duration brokered CDs with a 2.26% WAC.  We expect the cost of brokered CDs to continue to decline in the short-term.  Ard continued, "While our bankers work hard to generate core deposits in a very competitive environment, we strategically use wholesale funding sources to supplement their efforts to meet our liquidity needs as efficiently as possible."

Profitability Driven by Proactive Management of Non-Interest Expense

Non-interest expense ("NIE") for the second quarter of 2019 increased 3.0% from the first quarter of 2019 and 13.6% from the second quarter of 2018 (merger expense not included) to $13.1 million; however, core bank segment NIE, which excludes mortgage subsidiary NIE, decreased 3.0% quarter-over-quarter.  The year-over-year increase in operating expense is primarily driven by investments in upgrading business development and leadership personnel and the opening of new branches in Murfreesboro and Chattanooga during the second half of 2018.  Core bank segment NIE as a percentage of average assets has remained relatively constant, 2.3% for second quarter of 2019, 2.4% for first quarter of 2019 and 2.3% for second quarter of 2018.

Asset Quality Remains a Hallmark of The Franchise

The Company has steadily improved key asset-quality metrics over the past year.  Non-performing assets decreased to $4.9 million, or 0.27% of total assets, at June 30, 2019 from $6.1 million, or 0.35% of total assets, at March 31, 2019 and $6.5 million, or 0.39% of total assets, at June 30, 2018.  Moreover, criticized and classified loans decreased to 0.78% of total loans at June 30, 2019, compared to 0.94% at March 31, 2019 and 1.11% at June 30, 2018.

The loan loss reserve was 0.89% of Loans Held for Investment at June 30, 2019 (1.17% when unamortized purchased loan discounts are included), down 1 basis point from March 31, 2019.  The Provision for Loan Losses of $0.2 million was realized during the second quarter of 2019 to support portfolio growth.  For the second consecutive quarter, we realized net recoveries.

Financial Strength Positions Company for Growth

Stockholders’ equity decreased by $1.2 million quarter-over-quarter to $213.9 million at June 30, 2019, primarily due to the repurchase of $7.6 million of common shares in the second quarter of 2019 ($8.3 million of share repurchases year-to-date). Book value per share increased by $0.41, or 8.8% annualized, to $19.11. Both the Company and the Bank continue to be classified as “Well Capitalized” financial institutions.  Ard added, “Being a 'Well Capitalized' financial institution provides us with opportunities to grow both organically and via acquisition.  We periodically evaluate acquisition opportunities but have remained disciplined in our M&A approach.”

Creating Shareholder Value

Tangible book value per share ("TBVPS") (non-GAAP) increased by $0.31, or 8.7% annualized, to $14.52 from the first quarter of 2019 and by $1.46, or 11.2%, from the second quarter of 2018.  Return on average tangible common equity ("ROATCE") (non-GAAP) was 10.5% for the second quarter of 2019, up significantly from the second quarter of 2018, and 82 basis points from the first quarter of 2019.

“Our financial success permits us to meet regulatory capital requirements and still provide a tangible return to our shareholders.  We declared a $0.09 per share dividend, a 12.5% year-over-year increase, payable on July 18, 2019.  Additionally, we have returned $8.3 million year-to-date to shareholders via the repurchase of over 365,000 common shares,” Ard concluded.

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Reliant Bancorp, Inc. Reports Record Second Quarter 2019 Results

Non-GAAP Financial Measures

This document contains non-GAAP financial measures.  The non-GAAP measures in this release include “adjusted net interest margin,” “adjusted net income attributable to common shareholders and related impact,” "average tangible stockholders' equity," "ROATCE," "adjusted ROATCE," "tangible assets," tangible equity," "TBVPS," "efficiency ratio (subsidiary bank only excluding mortgage segment)," and "adjusted loan loss reserve."  We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions.  In addition, we believe certain purchase accounting adjustments, income relating to the recoveries of purchased credit impaired loans, and merger expenses do not necessarily reflect the operational performance of the business in these periods; accordingly, it is useful to consider these line items with and without such adjustments.  We believe this presentation also increases comparability of period-to-period results.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures.  Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies.  We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure.  Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under generally accepted accounting principles.

Contacts:

DeVan Ard, Jr., Chairman, President and CEO, Reliant Bancorp, Inc. (615.221.2020)

Conference Call Information

The Company will hold a conference call to discuss second quarter 2019 results on Wednesday, July 24, 2019, at 9:00 a.m. CDT, and the earnings conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1855/30982.  A link to these events can be found on the Company’s website at www.reliantbank.com and will be available for 12 months.  Related presentation materials will be posted to the “Investor Relations” section of the Company’s web site at www.reliantbank.com prior to the call.

About Reliant Bancorp, Inc. and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Davidson, Hamilton, Hickman, Maury, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers.  As of June 30, 2019, Reliant Bancorp had approximately $1.8 billion in total consolidated assets, approximately $1.3 billion in loans and approximately $1.6 billion in deposits. For additional information, locations and hours of operation, please visit www.reliantbank.com.

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Reliant Bancorp, Inc. Reports Record Second Quarter 2019 Results

Forward Looking Statements

All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the ability to generate organic loan growth, brokered CD costs and acquisition opportunities. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated, (2) increased levels of other real estate, primarily as a result of foreclosures, (3) the impact of liquidity needs on our results of operations and financial condition, (4) competition from financial institutions and other financial service providers, (5) the effect of interest rate increases on the cost of deposits, (6) unanticipated weakness in loan demand or loan pricing, (7) lack of strategic growth opportunities or our failure to execute on those opportunities, (8) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (9) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (10) our ability to effectively manage problem credits, (11) our ability to successfully implement efficiency initiatives on time and in amounts projected, (12) our ability to successfully develop and market new products and technology, (13) the impact of negative developments in the financial industry and U.S. and global capital and credit markets, (14) our ability to retain the services of key personnel, (15) our ability to adapt to technological changes, (16) risks associated with litigation, including the applicability of insurance coverage, (17) the vulnerability of the Bank’s network and online banking portals, and the systems of parties with whom the Company and the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches, (18) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (19) adverse results (including costs, fines, reputational harm, and/or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, and (20) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

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Reliant Bancorp, Inc. Reports Record Second Quarter 2019 Results

RELIANT BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
June 30, 2019, March 31, 2019 and June 30, 2018
(Dollar Amounts in Thousands)

ASSETS	June 30, 2019	March 31, 2019	June 30, 2018
	Unaudited	Unaudited	Unaudited
Cash and due from banks	$35,917	$34,796	$32,321
Federal funds sold	80	409	381
Total cash and cash equivalents	35,997	35,205	32,702
Securities available for sale	290,373	310,305	308,069
Loans, net of unearned income	1,312,685	1,262,160	1,142,459
Allowance for loan losses	(11,666)	(11,354)	(10,169)
Loans, net	1,301,019	1,250,806	1,132,290
Mortgage loans held for sale, net	11,571	9,990	31,163
Accrued interest receivable	7,246	8,389	7,474
Premises and equipment, net	21,632	21,970	19,955
Restricted equity securities, at cost	11,488	11,499	11,677
Other real estate, net	1,848	1,000	2,060
Cash surrender value of life insurance contracts	46,068	45,791	44,927
Deferred tax assets, net	3,133	4,730	7,913
Goodwill	43,642	43,642	43,627
Core deposit intangibles	7,745	7,982	8,693
Other assets	12,486	10,617	9,108
TOTAL ASSETS	$1,794,248	$1,761,926	$1,659,658

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Deposits
Demand	$225,380	$220,966	$225,360
Interest-bearing demand	144,265	144,166	140,201
Savings and money market deposit accounts	368,764	398,366	352,724
Time	811,871	747,823	615,990
Total deposits	1,550,280	1,511,321	1,334,275
Accrued interest payable	967	990	801
Subordinated debentures	11,644	11,624	11,562
Federal Home Loan Bank advances	11,119	15,309	102,874
Dividends payable	1,008	1,035	919
Other liabilities	5,287	6,528	6,887
TOTAL LIABILITIES	1,580,305	1,546,807	1,457,318

STOCKHOLDERS’ EQUITY
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued to date	—	—	—
Common stock, $1 par value; 30,000,000 shares authorized; 11,196,563, 11,502,285, and 11,482,965 shares issued and outstanding at June 30, 2019, March 31, 2019, and June 30, 2018, respectively	11,197	11,502	11,483
Additional paid-in capital	166,252	172,886	172,686
Retained earnings	33,349	30,119	21,090
Accumulated other comprehensive income (loss)	3,145	612	(2,919)
TOTAL STOCKHOLDERS’ EQUITY	213,943	215,119	202,340
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,794,248	$1,761,926	$1,659,658

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Reliant Bancorp, Inc. Reports Record Second Quarter 2019 Results

RELIANT BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
INTEREST INCOME
Interest and fees on loans	$16,960	$16,169	$14,066
Interest and fees on loans held for sale	198	153	326
Interest on investment securities, taxable	587	503	453
Interest on investment securities, nontaxable	1,650	1,718	1,708
Federal funds sold and other	297	300	277

TOTAL INTEREST INCOME	19,692	18,843	16,830

INTEREST EXPENSE
Deposits
Demand	86	111	84
Savings and money market	1,051	1,130	574
Time	4,369	3,571	2,199
Federal Home Loan Bank advances and other	175	377	397
Subordinated debentures	198	193	172
TOTAL INTEREST EXPENSE	5,879	5,382	3,426

NET INTEREST INCOME	13,813	13,461	13,404

PROVISION FOR LOAN LOSSES	200	—	300
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	13,613	13,461	13,104
NONINTEREST INCOME
Service charges on deposit accounts	936	884	900
Gains on mortgage loans sold, net	1,225	560	957
Gain on securities transactions, net	175	131	25
Gain on sale of other real estate	—	—	20
Other	362	363	352
TOTAL NONINTEREST INCOME	2,698	1,938	2,254
NONINTEREST EXPENSE
Salaries and employee benefits	7,706	7,265	6,613
Occupancy	1,358	1,352	1,210
Information technology	1,575	1,410	1,249
Advertising and public relations	275	254	141
Audit, legal and consulting	690	796	816
Federal deposit insurance	249	195	224
Merger expenses	1	2	2,483
Other operating	1,272	1,472	1,305
TOTAL NONINTEREST EXPENSE	13,126	12,746	14,041
INCOME BEFORE PROVISION FOR INCOME TAXES	3,185	2,653	1,317
INCOME TAX EXPENSE	501	372	115
CONSOLIDATED NET INCOME	2,684	2,281	1,202
NONCONTROLLING INTEREST IN NET LOSS OF SUBSIDIARY	1,555	1,543	937
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$4,239	$3,824	$2,139
Basic net income attributable to common shareholders, per share	$0.38	$0.34	$0.19
Diluted net income attributable to common shareholders, per share	$0.38	$0.33	$0.19

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Reliant Bancorp, Inc. Reports Record Second Quarter 2019 Results

RELIANT BANCORP, INC.
SEGMENT FINANCIAL INFORMATION
FOR THE PERIODS INDICATED
 (Dollar Amounts in Thousands)
(Unaudited)

Core Bank
	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Net interest income	$13,703	$13,373	$13,190
Provision for loan losses	200	—	300
Noninterest income	1,473	1,378	1,299
Noninterest expense (excluding merger expenses)	10,129	10,445	9,389
Merger expense	1	2	2,483
Income before provision for income taxes	4,846	4,304	2,317
Income tax expense	607	480	178
Net income attributable to common shareholders	$4,239	$3,824	$2,139

Residential Mortgage Company
	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Net interest income	$110	$88	$214
Provision for loan losses	—	—	—
Noninterest income	1,225	560	955
Noninterest expense	2,996	2,299	2,169
Loss before provision for income taxes	(1,661)	(1,651)	(1,000)
Income tax benefit	(106)	(108)	(63)
Net loss	(1,555)	(1,543)	(937)
Noncontrolling interest in net loss of subsidiary	1,555	1,543	937
Net income attributable to common shareholders	$—	$—	$—

The above financial information is presented, net of intercompany eliminations.

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Reliant Bancorp, Inc. Reports Record Second Quarter 2019 Results

RELIANT BANCORP, INC.
SELECTED QUARTERLY FINANCIAL DATA
AT OR FOR THE STATED THREE MONTHS ENDED
 (Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	June 30, 2019	March 31, 2019	June 30, 2018
Per Common Share Data
Net income attributable to shareholders, per share
Basic	$0.38	$0.34	$0.19
Diluted	$0.38	$0.33	$0.19
Book value per common share	$19.11	$18.70	$17.62
Basic weighted average common shares	11,196,898	11,405,438	11,396,829
Diluted weighted average common shares	11,286,627	11,487,145	11,495,233
Common shares outstanding at period end	11,196,563	11,502,285	11,482,965

Selected Balance Sheet Data
Loans held for investment	$1,276,197	$1,238,341	$1,119,884
Average earning assets (1)	1,633,903	1,590,342	1,492,007
Total assets	1,773,026	1,731,177	1,629,714
Average stockholders' equity	212,648	209,461	202,305

Selected Asset Quality Measures
Nonaccrual loans	$3,045	$4,582	$4,360
90+ days past due still accruing	22	566	51
Total nonperforming loans	3,067	5,148	4,411
Total nonperforming assets (2)	4,915	6,148	6,471
Net charge offs (recoveries)	(112)	(462)	(139)
Nonperforming loans to total loans	0.23%	0.41%	0.39%
Nonperforming assets to total assets	0.27%	0.35%	0.39%
Nonperforming assets to total loans and other real estate	0.37%	0.49%	0.57%
Allowance for loan losses to total loans	0.89%	0.90%	0.89%
Allowance for loan losses to nonperforming loans	380.37%	220.55%	230.54%
Net charge offs (recoveries) to average loans (3)	(0.04)%	(0.15)%	(0.05)%

Capital Ratios (Bank Subsidiary Only)(4)
Tier 1 leverage	9.58%	9.99%	9.98%
Common equity tier 1	11.48%	12.07%	12.14%
Total risk-based capital	12.33%	12.92%	12.96%

Selected Performance Ratios (3)
Return on average:
Assets	0.96%	0.88%	0.53%
Shareholders' equity	7.97%	7.30%	4.23%
Net interest margin (tax-equivalent basis)	3.57%	3.63%	3.74%

(1)  Average earning assets is the daily average of earning assets.  Earning assets consists of loans, mortgage loans held for sale, federal funds sold, deposits with banks, investment securities and restricted equity securities.
(2)  Nonperforming assets consist of nonperforming loans (excluding troubled debt restructurings) and other real estate.
(3)  Data has been annualized.
(4)  Current quarter capital ratios are estimated.

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Reliant Bancorp, Inc. Reports Record Second Quarter 2019 Results

RELIANT BANCORP, INC.
YIELD TABLES
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands)
(Unaudited)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and interest-bearing liabilities, net interest spread and net interest margin for the periods indicated below:

	Three Months Ended June 30, 2019			Three Months Ended March 31, 2019			Three Months Ended June 30, 2018
	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense
Interest earning assets
Loans	$1,276,197	5.18	$16,178	$1,238,341	5.16	$15,463	$1,119,884	4.81	$13,393
Loan fees	—	0.25	782	—	0.23	706	—	0.24	673
Loans with fees	1,276,197	5.43	16,960	1,238,341	5.39	16,169	1,119,884	5.05	14,066
Mortgage loans held for sale	14,502	5.48	198	10,747	5.77	153	24,611	5.31	326
Deposits with banks	30,342	1.53	116	27,643	1.73	118	36,550	1.21	110
Investment securities - taxable	77,405	3.04	587	72,464	2.82	503	67,647	2.69	453
Investment securities - tax-exempt	222,149	3.77	1,650	228,497	3.86	1,718	231,874	3.75	1,708
Federal funds sold and other	13,308	5.46	181	12,650	5.83	182	11,441	5.85	167
Total earning assets	1,633,903	5.02	19,692	1,590,342	5.00	18,843	1,492,007	4.66	16,830
Nonearning assets	139,123			140,835			137,707
Total assets	$1,773,026			$1,731,177			$1,629,714
Interest bearing liabilities
Interest bearing demand	$141,997	0.24	$86	$148,649	0.30	$111	$143,811	0.23	$84
Savings and money market	374,406	1.13	1,051	400,328	1.14	1,130	357,475	0.64	574
Time deposits - retail	612,148	2.14	3,263	577,270	2.05	2,921	517,209	1.43	1,848
Time deposits - wholesale	169,956	2.61	1,106	106,625	2.47	650	92,197	1.53	351
Total interest bearing deposits	1,298,507	1.70	5,506	1,232,872	1.58	4,812	1,110,692	1.03	2,857
Federal Home Loan Bank advances	23,668	2.97	175	56,718	2.70	377	79,520	2.00	397
Subordinated debt	11,634	6.83	198	11,613	6.74	193	11,556	5.97	172
Total borrowed funds	35,302	4.24	373	68,331	3.38	570	91,076	2.51	569
Total interest-bearing liabilities	1,333,809	1.77	5,879	1,301,203	1.68	5,382	1,201,768	1.14	3,426
Net interest rate spread (%) / Net interest income ($)		3.25	13,813		3.32	13,461		3.52	13,404
Non-interest bearing deposits	218,512	(0.25)		211,122	(0.24)		219,860	(0.17)
Other non-interest bearing liabilities	8,057			9,391			5,781
Stockholder's equity	212,648			209,461			202,305
Total liabilities and stockholders' equity	$1,773,026			$1,731,177			$1,629,714
Cost of funds		1.52			1.44			0.97
Net interest margin		3.57			3.63			3.74

Yield Table Assumptions - Average loan balances are inclusive of nonperforming loans. Yields computed on tax-exempt instruments are on a tax equivalent basis including a state tax credit included in loan yields of $300, $300, and $25, respectively, for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018. Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period. Changes in net interest income are attributed to either changes in average balances (volume change) or changes in average rates (rate change) for earning assets and sources of funds on which interest is received or paid. Volume change is calculated as change in volume times the previous rate while rate change is change in rate times the previous volume. Changes not due solely to volume or rate changes are allocated to volume change and rate change in proportion to the relationship of the absolute dollar amounts of the change in each category.

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Reliant Bancorp, Inc. Reports Record Second Quarter 2019 Results

RELIANT BANCORP, INC.
NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS INDICATED
 (Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
NON-GAAP FINANCIAL MEASURES
Adjusted net interest margin (1)
Tax equivalent net interest income (1)(2)	$14,555	$14,221	$13,404
Purchase accounting adjustments	(448)	(332)	(326)
Tax credits	(300)	(300)	(25)
Adjusted net interest income	$13,807	$13,589	$13,053
Adjusted net interest margin	3.39%	3.47%	3.65%

Adjusted net income attributable to common shareholders and related impact (1)
Net income attributable to common shareholders	$4,239	$3,824	$2,139
Purchase accounting adjustments	(195)	(79)	(73)
Merger expenses	1	2	2,483
Pre-tax adjustments to net income	(194)	(77)	2,410
Tax effect of adjustments to net income	(51)	(21)	632
After tax adjustments to net income	$(143)	$(56)	$1,778
Adjusted net income attributable to common shareholders	$4,096	$3,768	$3,917
Adjusted return on average assets	0.92%	0.87%	0.96%
Adjusted return on average stockholders' equity	7.70%	7.20%	7.74%
Adjusted net income attributable to common
shareholders, per diluted share	$0.36	$0.33	$0.34

Average tangible stockholders' equity: (1)
Average stockholders' equity	$212,648	$209,461	$202,305
Less: average goodwill	43,642	43,642	43,467
Less: average core deposit intangibles	7,834	8,071	8,780
Net average tangible common equity	$161,172	$157,748	$150,058

Return on average: (1)(3)
Tangible common equity (ROATCE)	10.52%	9.70%	5.70%
Adjusted ROATCE	10.17%	9.55%	10.44%

(1)	Not a recognized measure under generally accepted accounting principles (GAAP).
(2)	Amount includes tax equivalent adjustment to quantify the tax equivalent net interest income.
(3)	Data has been annualized.

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Reliant Bancorp, Inc. Reports Record Second Quarter 2019 Results

RELIANT BANCORP, INC.
NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS INDICATED
 (Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Tangible assets: (1)
Total assets	$1,794,248	$1,761,926	$1,659,658
Less: goodwill	43,642	43,642	43,627
Less: core deposit intangibles	7,745	7,982	8,693
Net tangible assets	$1,742,861	$1,710,302	$1,607,338

Tangible equity: (1)
Total stockholders' equity	$213,943	$215,119	$202,340
Less: goodwill	43,642	43,642	43,627
Less: core deposit intangibles	7,745	7,982	8,693
Net tangible common equity	$162,556	$163,495	$150,020

Ratio of tangible common equity to tangible assets	9.33%	9.56%	9.33%

Tangible book value per common share (TBVPS): (1)
Net tangible equity	$162,556	$163,495	$150,020
Common shares outstanding	11,196,563	11,502,285	11,482,965

TBVPS	$14.52	$14.21	$13.06

Efficiency ratio (core bank segment only excluding mortgage segment)(1)
Non-interest expense	$10,129	$10,445	$9,389

Net interest income	13,703	13,373	13,190
Tax equivalent adjustment for tax exempt
interest income	742	760	490
Non-interest income	1,473	1,378	1,299
Less gain on sale of other real estate	—	—	(20)
Less gain on sale of securities	(175)	(131)	(25)
Adjusted operating income	$15,743	$15,380	$14,934

Efficiency Ratio	64.34%	67.91%	62.87%

Adjusted loan loss reserve: (1)
Allowance for loan losses	$11,666	$11,354	$10,169
Purchase loan discounts	3,688	4,117	6,127
Loan loss reserve and purchase loan discounts	$15,354	$15,471	$16,296

Allowance for loan losses and purchase loan discounts to total loans	1.17%	1.23%	1.43%

(1)	Not a recognized measure under generally accepted accounting principles (GAAP).

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